Exhibit 99.1

Marchex Reports Preliminary Fourth Quarter 2011 Financial Results and Initial 2012

Guidance

SEATTLE – January 25, 2012 Marchex, Inc. (NASDAQ: MCHX) today reported certain preliminary financial results for the quarter ended December 31, 2011.

Marchex expects revenue will range from $38.8 million to $39.0 million for the fourth quarter of 2011 compared with $28.0 million for the same period of 2010 and compared with previous guidance of more than $40.0 million for the fourth quarter of 2011. In addition, Marchex estimates Adjusted OIBA will range from $5.3 million to $5.5 million in the fourth quarter of 2011 compared with $2.3 million for the same period of 2010 and compared with previous guidance of $5.4 million or more for the fourth quarter of 2011. This implies an Adjusted EBITDA range of $6.3 million to $6.5 million for the fourth quarter of 2011 compared with $3.4 million for the same period of 2010 and compared with previous guidance of $6.4 million or more for the fourth quarter of 2011.

“During the fourth quarter, our business experienced year-over-year revenue growth driven by the growth in our call advertising products,” said Michael Arends, Marchex Chief Financial Officer. “However, non-call-driven revenues fell short of expectations during the quarter and we continue to see weakness here given market factors and our decision in recent years to concentrate our investment in product development and support for our higher growth, call-driven products. We continue to have confidence that call-based products will be the core driver of growth, and believe that our concentration on product development and support for our higher growth, call-driven products will pay off as the market continues to evolve.”

Russell Horowitz, Marchex Chairman and CEO, added, “We have had solid growth in our call-driven products over the last two-plus years and have seen good advertiser adoption and validation in our overall call advertising business. With that said, our sales strategy to direct national call advertisers and resellers is still evolving, and we need to remain focused on broadening our footprint with these advertisers in order to minimize concentrations. With direct national advertisers and resellers, we do have exposure to period-to-period variability with committed budgets, which can translate to variability in our financial performance. We will continue making investment decisions focused on our long-term opportunity to be a leader in this emerging market.”

The results provided in this press release are preliminary and are subject to the normal completion and review of the 2011 financial statements by the Company as well as review by the Company’s Audit Committee and the audit of the Company’s GAAP financial statements by the Company’s independent auditors. Marchex will provide reconciliations of the above non-

GAAP financial measures to the most directly comparable GAAP financial measures for the fourth quarter of 2011 and year ended December 31, 2011 when Marchex releases its full financial results for 2011 on February 16, 2012.

The following forward looking statements reflect Marchex’s expectations as of January 25, 2012. For the fiscal year ending December 31, 2012, Marchex anticipates revenue will range from $150 to $160 million and adjusted EBITDA margins will range from 13% to 15%. For the first quarter of 2012, Marchex anticipates lower revenue than in the fourth quarter of 2011, largely due to weakness in non-call-driven sources. As noted, Marchex does have exposure to period-to-period variability with committed budgets from call advertisers, which can translate to variability in financial performance. Marchex expects quarterly revenue to sequentially improve throughout 2012 based on anticipated call-driven revenue growth.

“We anticipate revenue from call-driven sources will grow more than 20% in 2012, compared to 2011,” said Mr. Arends. “We are also managing investment levels so that a portion of our incremental contribution will be allocated to support growth initiatives and a portion will flow through to expanding margins over the course of the year. We believe our ongoing progress will set a foundation for long-term growth and operating leverage in our financial results.”

Marchex is also announcing that it is evaluating potential strategic alternatives for its non-call-driven products and assets, including its domain name assets, with a goal of further focusing on the products and opportunities that can drive business growth.

“The exploration of alternatives for our non-call advertising products and assets is driven by our goals to enhance shareholder value and to sharpen our strategic and financial focus,” said Mr. Horowitz. “As we have stated previously, we believe that we have a very rich asset base that is not being properly valued, and whether achieved through select development of these assets, sales of these assets, or a combination of both, we should more aggressively pursue how best to get this value realized.”

Marchex will release its financial results for its fourth quarter and year ended December 31, 2011 on February 16, 2012 at approximately 4:30 p.m. ET. At that time, Marchex will also post the press release on the News section of its corporate website (www.marchex.com/company/media-room).

Following the release, management will hold a conference call, starting at 5:00 p.m. ET on February 16, 2012 to discuss the results and outlook for the Company. A live webcast will be available on the Earnings Releases area of the Investor Relations section of the Marchex website (www.marchex.com/earnings-releases) where an archived version of the webcast will also be available, beginning two hours after completion of the call.

About Marchex

Marchex’s mission is to unlock local commerce globally by helping advertisers reach customers through the phone when they are ready to buy.

Our performance-based call advertising products, Marchex Call Connect and Marchex Call Analytics, are reinventing how businesses acquire and upsell new customers through phone calls. Our award-winning Small Business Solutions products empower businesses to efficiently acquire new customers. Every day, our products support hundreds of thousands of advertisers and partners, ranging from global enterprises to local businesses.

For more information about Marchex (NASDAQ: MCHX), please visit www.marchex.com.

Forward-Looking Statements:

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, other financial guidance, acquisitions, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex’s actual results to differ materially from those indicated by such forward-looking statements which are described in the “Risk Factors” section of our most recent periodic report and registration statement filed with the SEC. All of the information provided in this release is as of January 25, 2012 and Marchex undertakes no duty to update the information provided herein.

Non-GAAP Financial Information:

This press release includes an estimated range of Adjusted OIBA and Adjusted EBITDA for the fourth quarter of 2011. OIBA represents income (loss) from operations plus (1) stock-based compensation expense and (2) amortization of intangible assets from acquisitions. This measure, among other things, is one of the primary metrics by which Marchex evaluates the performance of its business. Additionally, Marchex’s management uses Adjusted OIBA, which excludes any gain/loss on sales and disposals of intangible assets for each asset, and acquisition related costs as these items are not indicative of Marchex’s recurring core operating results. Adjusted OIBA is the basis on which Marchex’s internal budgets are based and by which Marchex’s management is currently evaluated. Adjusted EBITDA represents income (loss) before interest, income taxes, depreciation, amortization, stock compensation expense, acquisition related costs, and gain/loss on sales and disposals of intangible assets. Marchex believes that Adjusted EBITDA is another alternative measure of liquidity to GAAP net cash provided by (used in) operating activities that provides meaningful supplemental information regarding liquidity and is used by Marchex’s management to measure its ability to fund operations and its financing obligations.

These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, and should not be considered in isolation, as a substitute for, or superior to, GAAP results. These non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar titled terms used by other companies, and accordingly, care should be exercised in understanding how Marchex defines these non-GAAP financial measures in this release. Marchex endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measure with equal or greater prominence, GAAP financial statements, and detailed descriptions of the reconciling items and adjustments, including quantifying such items, to derive the non-GAAP measures. Marchex will provide reconciliations of the above non-GAAP financial measures to the most directly comparable GAAP financial measures for the fourth quarter of 2011 and year ended December 31, 2011 when Marchex releases its full financial results for 2011 on February 16, 2012.

For further information, contact:

Trevor Caldwell

Marchex Investor Relations

Telephone: 206.331.3600

Email: ir(at)marchex.com

Or

MEDIA INQUIRIES

Tamara Colagrossi

Marchex Corporate Communications

Telephone: 206.331.3631

Email: tcolagrossi(at)marchex.com